EXHIBIT 21


                              LIST OF SUBSIDIARIES

                                                                      PERCENTAGE
                                                    STATE OR           OF VOTING
                                                 JURISDICTION OF      SECURITIES
                   NAME                           INCORPORATION          OWNED
                   ----                           -------------       ----------
Al Wasl Marine Limitee  . . . . . . . . . .      Dubai                      49%
Antilles Marine Service Limited . . . . . .      Trinidad & Tobago          50%
Asie Zapata Marine Service Sdn. Bhd . . . .      Malaysia                   49%
Compania Maritima de Magallanes Limitada. .      Chile                     100%
Equipo Mara, C.A. . . . . . . . . . . . . .      Venezuela                 19.9%
Equipo Zulia, C.A.  . . . . . . . . . . . .      Venezuela                 100%
Gulf Fleet Abu Dhabi  . . . . . . . . . . .      Abu Dhabi                  49%
Gulf Fleet Middle East, Inc.. . . . . . . .      Panama                    100%
Gulf Fleet N.V. . . . . . . . . . . . . . .      Netherlands Antilles      100%
Gulf Fleet Supply Vessels, Inc. . . . . . .      Louisiana                 100%
Hilliard Oil & Gas, Inc.. . . . . . . . . .      Nevada                    100%
Hornbeck Shipping Limited . . . . . . . . .      Isle of Man                49%
Hornbeck Support Ships Limited. . . . . . .      Isle of Man                49%
Jackson Marine Corporation  . . . . . . . .      Delaware                  100%
Jackson Marine, S.A.  . . . . . . . . . . .      Panama                    100%
Jackson Marine Shipping Limited . . . . . .      United Kingdom            100%
Java Boat Corporation . . . . . . . . . . .      Louisiana                 100%
Lamalco-Tidewater Marine Service Limited  .      Vanuatu                    50%
Marine Transportation Services
  Sea-Barge Group, Inc. . . . . . . . . . .      Delaware                   60%
Maritide Offshore Oil Services
  Company S.A.E.  . . . . . . . . . . . . .      Egypt                      49%
Mashhor Marine Sdn. Bhd.. . . . . . . . . .      Brunei                     70%
Nelson Navigation Limited . . . . . . . . .      Isle of Man               49.9%
Nuigini Energy Services (unincorporated). .      New Guinea                 50%
Offshore Fleet International Incorporated .      Panama                    100%
Offshore Marine Limited . . . . . . . . . .      United Kingdom            100%
Pacific Tidewater Pty. Ltd. . . . . . . . .      Australia                 100%
Pan-Marine do Brasil Transportes Ltda . . .      Brazil                    100%
Pan-Marine International, Inc.. . . . . . .      Cayman Islands            100%
Pental Insurance Co. Ltd. . . . . . . . . .      Bermuda                   100%
Point Marine, Inc.  . . . . . . . . . . . .      Louisiana                 100%
Provident Marine Ltd. . . . . . . . . . . .      Turks &Caicos Is.          50%
Quality Shipyards, Inc. . . . . . . . . . .      Louisiana                 100%
Ravensworth Investments Limited . . . . . .      Isle of Man               49.9%
Remolcadores y Gabarras Remigasa, S.A.  . .      Venezuela                 19.9%
Seaboard Coral Limited  . . . . . . . . . .      Scotland                  49.9%
Seaboard Holdings Limited . . . . . . . . .      Isle of Man               49.9%
Seaboard Offshore Group Limited . . . . . .      Scotland                  49.9%
Seaboard Offshore Limited . . . . . . . . .      Scotland                  49.9%
Scott Navigation Limited  . . . . . . . . .      Isle of Man               49.9%

Seafarer Boat Corporation . . . . . . . . .      Louisiana                 100%
Servicios de Abastecimientos Mexicanos,
  S. de R.L. de C.V.  . . . . . . . . . . .      Mexico                    100%
Servicios Maritimos del Carmen, S.A. de C.V      Mexico                    100%
Servicios Maritimos Ves, S.A. de R.L. . . .      Mexico                    100%
Servicios y Representaciones Maritimas
  Mexicanas, S.A. de C. V.  . . . . . . . .      Mexico                    100%
Shanghai Zapata Houlder Marine Service           Peoples Republic
  Corp. Ltd.. . . . . . . . . . . . . . . .      of China                   50%
Sin-Hai Offshore Co. Pte. Ltd.. . . . . . .      Singapore                 97.5%
S.O.P., Inc.. . . . . . . . . . . . . . . .      Louisiana                 100%
Southern Ocean Services Pte. Ltd. . . . . .      Singapore                 100%
Sunset Personnel Services Limited . . . . .      Cyprus                    49.9%
Sylcon Personnel Services Limited . . . . .      Cyprus                    49.9%
T. Benetee Corporation. . . . . . . . . . .      Delaware                  100%
The National Marine Services Company  . . .      Abu Dhabi                  40%
Tidewater Caribe, C.A.  . . . . . . . . . .      Venezuela                 100%
Tidewater Chartering Pty. Ltd.  . . . . . .      Australia                  50%
Tidewater Compression Service, Inc. . . . .      Texas                     100%
Tidewater Crewing Limited . . . . . . . . .      Cayman Islands            100%
Tidewater Foreign Sales Corporation . . . .      Barbados                  100%
Tidewater International, Inc.                    Panama                    100%
Tidewater (IOM) Limited . . . . . . . . . .      Isle of Man               100%
Tidewater Marine Alaska, Inc. . . . . . . .      Alaska                    100%
Tidewater Marine Atlantic, Inc. . . . . . .      Delaware                  100%
Tidewater Marine, Inc.. . . . . . . . . . .      Louisiana                 100%
Tidewater Marine International Pte. Ltd.  .      Singapore                 100%
Tidewater Marine (Malaysia) Sdn. Bhd. . . .      Malaysia                  100%
Tidewater Marine Service, C.A.  . . . . . .      Venezuela                 100%
Tidewater Offshore Services, Inc. . . . . .      Delaware                  100%
Tidewater Offshore (GP-1984), Inc.. . . . .      Delaware                  100%
Tidewater North Sea Safety, Inc. . . . . .       Delaware                  100%
Tidewater Marine Service, Inc.. . . . . . .      Louisiana                 100%
Tidewater Marine (UK) Limited . . . . . . .      United Kingdom            100%
Tidewater Marine West Indies Limited. . . .      Bahama Islands            100%
Tidewater Marine Western, Inc.  . . . . . .      Texas                     100%
Tidewater Port Jackson Marine Pty. Ltd. . .      Australia                  50%
Tidewater Nautico, Inc. . . . . . . . . . .      Panama                    100%
Tidewater Services, Inc.. . . . . . . . . .      Louisiana                 100%
Tidewater Venezuela, C.A. . . . . . . . . .      Venezuela                 100%
Tidex (Malaysia) Sdn. Bhd . . . . . . . . .      Malaysia                  100%
Tidex Nigeria Limited . . . . . . . . . . .      Nigeria                    60%
Tidex/OTS Nigeria Limited (unincorporated).      Nigeria                    50%
Torrens Ship Builders Pty. Ltd. . . . . . .      Australia                  50%
TPJM Nominees Limited . . . . . . . . . . .      Vanuatu                    50%
TT Boat Corporation . . . . . . . . . . . .      Louisiana                 100%
Twenty Grand Marine Service, Inc. . . . . .      Louisiana                 100%

Twenty Grand Offshore, Inc. . . . . . . . .      Louisiana                 100%
Zapata Gulf Crews, Inc. . . . . . . . . . .      Panama                    100%
Zapata Gulf Indonesia Limited . . . . . . .      Vanuatu                    80%
Zapata Gulf Marine Corporation. . . . . . .      Delaware                  100%
Zapata Gulf Marine International Limited. .      Vanuatu                   100%
Zapata Gulf Marine Operators, Inc.               Delaware                  100%
Zapata Gulf Pacific, Inc. . . . . . . . . .      Delaware                  100%
Zapata Marine Service (Nigeria) Limited . .      Nigeria                   100%
Zapata Offshore Marine Service Inc. . . . .      Liberia                    50%
Zapata Services (U.K.) Limited  . . . . . .      United Kingdom            100%
Zapata Servicos Maritimos Ltda. . . . . . .      Brazil                    100%*
Zhong Chang Offshore Marine                      People's Republic
  Service Co. Ltd.  . . . . . . . . . . . .       of China                  50%


* Includes Zapata Gulf Marine Corporation's ownership of 15% of the capital stock and Gulf Fleet Supply Vessels, Inc.'s ownership of 3% of the capital stock.